                                                                    Exhibit 10.2

                                                          CONFIDENTIAL TREATMENT
                                                          REQUESTED PURSUANT TO
                                                          RULE 24b-2

--------------------------------------------------------------------------------

Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934. The omitted materials have been filed separately with the Securities and Exchange Commission.

--------------------------------------------------------------------------------

                            PATENT LICENSE AGREEMENT
                                  -"AGREEMENT"-




                                     between




                      AMERICAN BANK NOTE HOLOGRAPHICS, INC.
    such being represented by its Chief Executive Officer, Mr. Kenneth Traub
             399 Executive Boulevard, Elmsford, New York 10523, USA
                                     -"ABH"-

          Attorneys: Fulbright & Jaworski, LLP, Attn. Mr. Peter Felfe,
                    666 Fifth Ave., New York 10103-3198, USA




                                       and




                           LEONHARD KURZ GMBH & CO. KG
          such being represented by its General Manager and President,
                                 Mr. Walter KURZ
                   Schwabacher Str. 482, 90763 Furth, Germany
                                    -"KURZ"-

          Attorneys: Louis, Pohlau, Lohrentz & Segeth, Attn. Mr. Pohlau
                     Merianstr. 26, 90409 Nuremberg, Germany




            -ABH and KURZ individually or collectively "PARTY(IES)"-

1.     DEFINITIONS.........................................................    3

2.     GRANT OF LICENSE....................................................    4

3.     ROYALTY.............................................................    5

4.     INFRINGEMENT CLAIMS.................................................    6

5.     REPRESENTATIONS, WARRANTIES AND COVENANTS OF ABH....................    6

6.     TERM................................................................    7

7.     DEFAULT AND TERMINATION.............................................    7

8.     ACCOUNTING..........................................................    8

9.     INDEMNITY...........................................................    9

10.    ASSIGNMENT..........................................................    9

11.    RIGHT TO REPRESENT AND BIND.........................................   10

12.    MISCELLANEOUS.......................................................   10

12.1   ENTIRE AGREEMENT....................................................   10

12.2   LAW.................................................................   10

12.3   ARBITRATION.........................................................   10

12.4   NOTICES.............................................................   11

12.5   INVALIDITY..........................................................   11

12.6   CONFIDENTIALITY.....................................................   11

13.    EFFECTIVE DATE......................................................   12

14.    ATTACHMENT..........................................................   12

PREAMBLE

WHEREAS, ABH owns the Demet Patents registered in the United States referred to in A1;

WHEREAS, KURZ is desirous of acquiring a non-exclusive, world-wide right and license, to produce, have produced, use, market and sell, KURZ Product(s) with optically variable devices for application to substrates, especially documents, covered by the claims of said Demet Patents (A1), and ABH is willing to grant such right and license upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants, terms and conditions hereinafter expressed, the Parties hereby agree as follows:

1.       DEFINITIONS

1.1 ABH shall mean American Bank Note Holographics, Inc. with its registered office at 399 Executive Boulevard, Elmsford, New York 10523, United States and its worldwide subsidiaries, affiliates, successors, assignees and other organizations of ABH over which ABH has a direct or indirect twenty-five per cent (25%) share participation.

1.2 KURZ PRODUCT(S) shall mean the foil products or systems with optically variable devices which are produced, have been produced, used or marketed by KURZ and sold by KURZ to KURZ Customers for application to substrates.

1.3 KURZ CUSTOMERS shall mean customers of KURZ of any tier (i.e. customers of KURZ, customers of KURZ's customers and their consecutive customers) which, inter alia, apply and/or use the KURZ Product and may, by producing a Licensed Product, in the opinion of ABH, infringe the Demet Patents (A1).

1.4 KURZ shall mean Leonhard KURZ GmbH & Co KG with its registered office at Schwabacher Str. 482, 90763, Fuerth, Germany and its worldwide subsidiaries, affiliates, successors, assignees and other organizations of KURZ over which KURZ has a direct or indirect twenty-five percent (25%) share participation.

1.5 DEMET PATENTS shall mean the patents defined in A1, along with all foreign counterparts, improvements, divisions, continuations and reissues thereof.

1.6 LICENSED PRODUCT(S) shall mean any KURZ Product for KURZ Customer contracts concluded after the Effective Date (Article 13.) containing an optically variable device applied to a substrate in such a way that, due to part-demetallization, alpha-numeric or image information provided on the substrate is viewable through the optically variable device of the KURZ Product such that under normal illumination conditions the alphanumeric or image information can be recognized and identified with the unaided eye from a viewing distance of 30 cm. Embodiments of the Demet Patents and / or Gallagher Patents other than those corresponding to the Licensed Product(s) are not covered by the Grant of License herein and are covered by a separate Settlement Agreement being executed by the Parties contemporaneously herewith.

1.7 COMMENCEMENT DATE of this Agreement shall be the date of the last signature written below.

1.8 FISCAL YEAR means the period beginning on 1 February and ending on 31 January of the next year, and each consecutive twelve month period thereafter.

1.9 NET SELLING PRICE shall mean the invoiced price for the Licensed Product(s) Ex-Works production facilities KURZ according to Incoterms 2000 after deduction of discounts, deductibles as per 3.2, packaging, freight, royalties due to third parties, duties and taxes, KURZ Product(s) returned under warranty by KURZ Customers but before deduction of any other items.


2.       GRANT OF LICENSE

2.1 Subject to Article 7, ABH hereby grants to KURZ for KURZ Customer contracts concluded after the Effective Date (13.) an irrevocable, non-exclusive, world-wide right to produce, have produced, use, market and sell the Licensed Product(s); KURZ may sub-license such right and license to KURZ Customers in connection with the application or use of a KURZ Product until the expiration date of the Demet Patents (A1); provided KURZ remains responsible for payment of the royalty due under
         Article 3.1. ABH waives all rights against KURZ's Customers in relation to the KURZ Product(s) and/or Licensed Product(s) covered by its Demet Patents (A1).

2.2 This Agreement is to settle certain disputes between the Parties and nothing contained in this Agreement shall be construed as a representation or warranty by ABH as to the validity or scope of the Demet Patents. Specifically, nothing herein, including the definition of royalty-bearing Licensed Product, shall be regarded as affecting the scope of the Demet Patents.


3.       ROYALTY

3.1 KURZ shall pay to ABH a royalty for each Licensed Product but not more than one royalty for each Licensed Product. The royalty shall be 3.5% of the Net Selling Price.

3.2 If a Licensed Product contains features additional to those licensed by ABH to KURZ under this Agreement (2.), the royalty payable by KURZ to ABH for each Licensed Product shall be calculated based on a reduction of the Net Selling Price. Such reduction shall be determined by the Parties according to the value of the additional features in proportion to the licensed features (A2).

3.3 For the purpose of this Agreement, the royalty for a Licensed Product shall be due within thirty (30) days from the end of each calendar quarter, and shall be based on sales which KURZ has billed a KURZ Customer. Royalties paid by KURZ to ABH on Licensed Product(s) which are not accepted or are returned by a KURZ Customer within thirty (30) days shall be credited to KURZ in the following quarterly statement.

3.4 KURZ's obligation to pay royalties hereunder shall cease upon the earliest of (i) an expiration of the last to expire Demet Patent(s)
         (A1) or (ii) upon the judgment of invalidity in respect of the Demet Patent(s) by a court or administrative agency of competent jurisdiction from which no appeal is taken or can be taken or (iii) non-payment of maintenance fees in respect of the Demet Patents (A1) by ABH or (iv) the termination of this Agreement (7.).

3.5 At the time KURZ delivers the accounting statement required by Article 8.1, KURZ shall simultaneously pay to ABH a sum equal to the aggregate payment due based on the information contained in such accounting statement and consistent with this Agreement.

3.6 All payments shall be effected in U.S. dollars. For the purposes of calculating the royalty payments the exchange rate applicable to the payments (3.6) to be paid by Kurz under Article 3.1 hereunder shall be converted from Euro into U.S dollars at the end of each calendar quarter according to the exchange rate published in the Daily Euro Foreign Exchange Reference Rate for the Euro/U.S. dollar on the web site of the European Central Bank (http://www.ecb.int/).


4.       INFRINGEMENT CLAIMS

         ABH shall, at its election and expense, have the right, but not the obligation, to prosecute any and all claims against third parties for infringement of the Demet Patents (A1). ABH shall also have the right, but not the obligation, to defend any and all claims against the validity of the Demet Patents (A1) by third parties. If ABH finds it necessary or desirable, it may join KURZ as a party in any suit or proceeding against third parties alleging infringement of the Demet Patents (A1). The cost of joining KURZ as a party shall be borne by ABH. Should ABH elect not to prosecute or defend or not to continue to prosecute or defend any claim, action or proceeding described above, it shall promptly give notice thereof to KURZ and KURZ shall have the right, at its own expense, to prosecute or defend or continue the prosecution or defense of such claim, action or proceeding. In this event, Kurz shall keep ABH advised of all infringement proceedings.


5.       REPRESENTATIONS, WARRANTIES AND COVENANTS OF ABH

5.1 ABH represents and warrants to KURZ that ABH is the owner of the entire right in and to the Demet Patents (A1). ABH has the full power and authority to grant the license provided for in this Agreement (2.) to KURZ and/or KURZ Customers. The Demet Patents (A1) are free and clear of all liens, charges and encumbrances. ABH has not granted licenses to any third party in respect of the Demet Patents (A1) that would restrict the rights of KURZ and/or KURZ Customers to use the Demet Patents (A1) granted hereunder.

5.2 To the knowledge of ABH, the Demet Patents (A1) do not conflict with or infringe any rights owned or preserved by any third party, no person has asserted any such conflict or infringement and there are no claims, judgements or settlements to be paid by ABH with respect to the Demet Patents (A1) or pending claims or litigation relating to the Demet Patents (A1).

5.3 ABH shall assume responsibility for the application, maintenance, reexamination, reissue, opposition and prosecution of any kind relating to the Demet Patents (A1).


6.       TERM

         The term of this Agreement shall commence on the Commencement Date and shall end on the expiration date of the longest contractual running Demet Patent(s) as indicated in A1, unless terminated sooner pursuant to Article 7.



7.       DEFAULT AND TERMINATION

7.1 KURZ shall be deemed to be in default hereunder if (i) KURZ breaches any material covenant made by it hereunder and fails to remedy such breach within sixty (60) days after notice thereof from ABH, or (ii) KURZ fails to render an accounting statement and payment for all royalties due within thirty (30) days of the end of the calendar quarter (which failure is not cured within thirty (30) days after notice of such failure from ABH). In the event of KURZ's default hereunder, ABH may terminate this Agreement by giving KURZ written notice of termination. In the event that KURZ is in default hereunder or termination of this Agreement occurs pursuant to Article 7.1 or for any other reason, the sole and exclusive remedy which ABH shall have shall be the termination of this Agreement, the right to recover unpaid royalties times 1.5 as well as related necessary lawyer fees and cost for arbitration.

7.2 ABH shall be deemed to be in default hereunder if ABH breaches any material covenant made by it hereunder and fails to remedy such breach within sixty (60) days after notice thereof from KURZ. In the event of ABH's default hereunder, KURZ may terminate this Agreement by giving ABH written notice of the termination. In the event that ABH is in default hereunder or termination of this Agreement occurs pursuant to Article 7.2 or for any other reason, the sole and exclusive remedy which KURZ shall have shall be the right to retain unpaid royalties which shall no longer be payable by KURZ to ABH as well as related necessary lawyer fees and cost for arbitration.

7.3 KURZ shall have the right to terminate this Agreement for the next Fiscal Year by giving ABH not less than three months written notice of termination to the end of a calendar quarter and paying ABH any unpaid royalty accrued prior to such termination pursuant to Article 3. above

7.4 On the effective date of termination of this Agreement, the right and license granted herein to KURZ under the Demet Patents (A1) shall terminate, provided, however, that, except where such termination or expiration is the result of KURZ's failure to make royalty payments when due, KURZ may use or otherwise dispose of Licensed Product(s) in stock or in process on the effective date of termination or expiration provided KURZ complies with the royalty and reporting provisions of this Agreement with respect to such Licensed Product(s).


8.       ACCOUNTING

8.1 KURZ agrees to keep regular books of account and to render a statement within thirty (30) days after the end of each calendar quarter to set forth the scope of Licensed Product(s) sold, and the royalty due thereon, and shall accompany each such statement with a remittance covering the royalty due. Such books of account shall be open at reasonable business hours for inspection by an independent auditor nominated by ABH.

8.2 The accountants then regularly employed by KURZ shall audit the number of Licensed Product(s) sold, which audit shall be delivered to ABH together with KURZ's written statement.

8.3 KURZ shall permit the books of account to be verified by an independent auditor nominated by ABH. KURZ shall give the independent auditor all necessary facilities, access and assistance for verifying the accounts and shall give such other information as may be necessary to enable the amount of the royalties due to ABH to be truly and accurately determined and verified. The cost of the independent auditor shall be borne by ABH unless it is established that the accounts and other information are inaccurate and the inaccuracy exceeds five (5%) percent and such five (5%) percent is not less than a minimum of 5000 dollars, in which case the cost shall be borne by KURZ.

8.4 Any payments due to ABH as a consequence of any invoiced amount that subsequently is validly deemed a bad or doubtful debt shall be deductible from any amounts due by KURZ to ABH. If the bad or doubtful debt is subsequently made good, ABH shall be entitled to any amounts due to it in relation to the former bad or doubtful debt.

8.5 The accounting statements shall not disclose the name or the project for which the Licensed Product(s) were produced if the projects undertaken by KURZ are confidential and KURZ is bound by the terms of confidentiality agreements. Notwithstanding the fact that the KURZ Customer and the project may not be named in any statement, the information in the statement to be submitted by KURZ to ABH under
         Article 8.1 shall be capable of being traced back to its original source.

9.       INDEMNITY

         KURZ agrees to indemnify and hold harmless ABH from and against any product liability and patent infringement claims that may be asserted against ABH based upon or arising out of the KURZ Product(s).

10.      ASSIGNMENT

10.1 In the event that ABH assigns any of the Demet Patents (A1) to a third party, ABH shall guarantee that such third party is obliged to fulfill ABH's obligations under the terms of this Agreement in relation to the Demet Patents (A1).

10.2 The license granted in Article 2 hereof is not assignable by KURZ to a third party.

11.      RIGHT TO REPRESENT AND BIND

         This Agreement shall benefit and be fully legally binding in every respect upon ABH and KURZ. Leonhard KURZ GmbH & Co. KG shall represent and warrant, that it is fully entitled to represent and to act for and on behalf of KURZ by execution of this Agreement, and vice versa, American Bank Note Holographics, Inc. shall represent and warrant, that it is fully entitled to represent and to act for and on behalf of ABH by execution of this Agreement.

12.      MISCELLANEOUS

12.1     ENTIRE AGREEMENT

         This Agreement constitutes the entire Agreement between the Parties and supersedes all prior agreements, oral or written, concerning the subject matter hereof. This Agreement may be amended only in writing duly signed by the Parties hereto.

12.2     LAW

         This Agreement shall be governed by English substantive law.

12.3     ARBITRATION

         Any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration under the Rules of the Conciliation and Arbitration of the International Chamber of Commerce by three (3) arbitrators appointed in accordance with the said Rules. The place of arbitration shall be London, UK. The language of the arbitration shall be English.

12.4     NOTICES

         To be binding, all information, letters notices and the like, to be exchanged between the Parties under the terms of this Agreement shall be in writing and shall be validly made by personal delivery with acknowledgement of receipt requested or by fax with confirmation by letter or by registered letter:

         TO ABH                                    TO KURZ
         American Bank Note Holographics, Inc.     Leonhard KURZ GmbH & Co. KG
         Chief Executive Officer                   General Manager and President
         399 Executive Boulevard                   Schwabacher Str. 482
         Elmsford, NY 10523                        90763 Fuerth
         USA                                       Germany
         Tel: 001 - 914 - 592 - 2355               Tel: 0049 - 911 - 7141 - 0
         Fax: 001 - 914 - 592 - 3248               Fax. 0049 - 911 - 7141 - 506


         Any change of address shall be furnished in writing and sufficiently in advance to the other Party. Notices hereunder shall be effective when received or demonstrably deposited at the other Party's domicile.

12.5     INVALIDITY

         If any provision contained in this Agreement is or becomes ineffective or is held to be invalid by a competent authority or court having final jurisdiction thereon, all other provisions of this Agreement shall remain in full force and effect and there shall be substituted for the said invalid provision such valid provisions as have an economic effect as similar as possible to the said provision.

12.6     CONFIDENTIALITY

         The existence and contents of this Agreement shall be treated as being confidential in relation to third parties and shall not be published or referred to in advertising material or in information to shareholders unless such confidential information is required to be disclosed by a public authority or pursuant to judicial action and the other Party has been informed prior to such disclosure.



13.      EFFECTIVE DATE

         The effective date of this Agreement ("Effective Date") shall be:

         13.1     last date of signature of this Agreement

         13.2 Coming into Effect of the Settlement Agreement between ABH and KURZ (see 5.5 Settlement Agreement).


14.      ATTACHMENT

         Attachments 1 and 2 shall form an integral part of this Agreement.

      ATTACHMENTS                                DATE        PAGE(S)
A1    List of Demet Patents                   01.07.2002        1

A2    Deductibles for Additional Features     01.07.2002        1

The undersigned is authorized to          The undersigned is authorized to
represent and execute this Agreement      represent and execute this Agreement
on behalf of ABH.                         on behalf of Kurz.

Frankfurt,the 01.July.2002                Frankfurt,the 01.July.2002



/s/ Kenneth Traub                          /s/ Werner Reinhart
---------------------------------------    ------------------------------------
AMERICAN BANK NOTE                         LEONHARD KURZ
HOLOGRAPHICS, INC.                         GmbH & Co KG
Name:    Kenneth Traub                     Name:    Werner Reinhart
Title:   Chief Executive Officer            Title:  Vice President of Security
                                                    Concepts and Member of the
                                                    Board

Attachment A1 to Patent License Agreement dated 01.07.2002

DEMET PATENTS

NO.   PATENT-NO.       COUNTRY OF VALIDITY         EXPIRATION DATE
1     5.044,707        United States               25 January 2010

2     5.128,779        United States               07 July 2009

3     5.142,383        United States               25 January 2010

4     5.145,212        United States               08 September 2009

5     5.411,296        United States               02 May 2012

6     245300           Argentina                   30 December 2008

7     1332301          Canada                      09 February 2009

8     023740           Columbia                    09 February 2009

9     0328086          European Patent (GB)        09 February 2009

10    1008105          Hong Kong (from EP)         09 February 2009

11    170832           Mexico                      10 February 2009

12    52363            Venezuela                   09 February 2009

Attachment A2 to Patent License Agreement dated 01.07.2002

DEDUCTIBLES FOR ADDITIONAL FEATURES FROM THE NET SELLING PRICE:

PRIORITY ORDER
OF DEDUCTION      FEATURES                                           PERCENTAGE
------------      --------                                           ----------
1.                OPTICAL TECHNOLOGY

                  HOLOGRAM OR DOT MATRIX                             [*]

                  TRUSTSEAL(R)                                       [*]

                  KINEGRAM(R)                                        [*]

                  EXELGRAM(R)                                        [*]

2.                COMPONENTS

                  HIGH REFRACTIVE INDEX (HRI)                        [*]

                  PARTIAL DEMETALISATION                             [*]
                  -   NOT REGISTERED                                 [*]
                  -   REGISTERED IN Y-AXIS                           [*]
                  -   REGISTERED IN XY-AXIS                          [*]

3.                TYPE OF METALISATION/DEMETALISATION

                  ALUMINUM (ALREADY CONTAINED IN STANDARD DEMET)     [*]

                  CHROMIUM                                           [*]

                  GOLD                                               [*]

4.                ADDITIONAL COLOR PRINT

                  VISUAL
                  -   ONE COLOR                                      [*]
                  -   TWO COLOR                                      [*]
                  -   THREE COLOR                                    [*]
                  LUMINESCENT                                        [*]


5.                FOILTYPE                                           [*]
                  PRESSURE SENSITIVE LABELS / FOILS                  [*]

All accumulated Deductions may not result in a lower price than the following lowest Net Selling Price for Security Application: [*] / sqm

--------------

* Confidential